AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     This AMENDMENT NO. 5 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 20, 2007 by and among China Biologic Products, Inc. (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

     WHEREAS, the Company and the Investors are parties to that certain Securities Purchase Agreement, dated as of July 18, 2006 (the “Purchase Agreement”), pursuant to which, among other things, the Company issued and delivered to the Investors certain securities of the Company. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

     WHEREAS, pursuant to Section 6.4 of the Purchase Agreement, no provision of the Purchase Agreement may be amended other than by an instrument in writing signed by the Company and Investors holding a majority of the Shares, and any amendment to the Purchase Agreement made in conformity with the provisions of Section 6.4 shall be binding on all Investors and holders of Shares, as applicable.

     WHEREAS, each of the Investors holds in the aggregate the number of Shares set forth on their respective signature pages hereto, and collectively, the Investors hold an aggregate of 3,600,160 Shares, representing in excess of a majority of the Shares.

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereby agree as follows:

          1.      Schedule 3.1(v) to the Purchase Agreement shall be deleted and replaced in its entirety by Exhibit A to this Amendment. For purposes of clarification, the parties set forth on Exhibit A shall be provided piggyback registration rights as to the number of shares of Common Stock opposite their name on Exhibit A on the first Registration Statement filed by the Company, pursuant to the Registration Rights Agreement.

          2.      This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

          3.      This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Amendment and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

          4.      Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect, unaffected by this Amendment, except that the Purchase Agreement shall incorporate this Amendment as if originally a part thereof. The Purchase Agreement shall refer to the Purchase Agreement, as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA BIOLOGIC PRODUCTS, INC.

By:	/s/ Stanley Wong
Stanley Wong
Chief Executive Officer

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INVESTORS:

Pinnacle China Fund, L.P.

By:	/s/ Barry M. Kitt
Barry M. Kitt,
Manager, Kitt China Management, L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

Total number of Shares owned: 2,110,818

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Jayhawk China Fund (Cayman) Ltd.

By:	/s/ Michael D. Schmitz
Michael D. Schmitz
CFO of General Partner

Total number of Shares owned: 1,489,342

Exhibit A

Schedule 3.1(v)

PDS-HFI Partners	500,000 shares of the Company’s Common Stock